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                                   Exhibit 11
                Statement re:  computation of per share earnings

                            Annie's Homegrown, Inc.
                    Computation of Earnings Per Common Share
                      (in 000s except for per share data)
                      Three months ended December 31, 1997

Basic Computation
-----------------


          Net loss per statement of operations        $   (43)
                                                      =========

          Weighted average number of common
          shares outstanding                            4,548
                                                      =========

          Basic loss per common share                 $  (.01)
                                                      =========

Diluted Computation
-------------------

          Net loss per statement of operations        $   (43)
                                                      =========
          Weighted average number of common
          shares outstanding                            4,548

          Stock options                                   466
                                                      ---------

          Weighted average number of common
          shares as adjusted                            5,014
                                                      =========

          Diluted loss per common share               $  (.01)
                                                      =========


                      Three months ended December 31, 1998

Basic Computation
-----------------

          Net loss per statement of operations        $  (232)
                                                      =========

          Weighted average number of common
          shares outstanding                            4,540
                                                      =========

          Basic loss per common share                  $ (.05)
                                                      =========

Diluted Computation
-------------------

          Net loss per statement of operations         $ (232)
                                                      =========

          Weighted average number of common
          shares outstanding                            4,540

          Stock options                                   120
                                                      ---------
          Weighted average number of common
          shares as adjusted                            4,660
                                                      =========

          Diluted loss per common share                $ (.05)
                                                      =========


                      Nine months ended December 31, 1997

Basic Computation
-----------------

          Net loss per statement of operations         $ (177)
                                                      =========

          Weighted average number of common
          shares outstanding                            4,326
                                                      =========


          Basic loss per common share                  $ (.04)
                                                      =========


Diluted Computation
-------------------

          Net loss per statement of operations         $ (177)
                                                      =========
          Weighted average number of common
          shares outstanding                            4,326

          Stock options                                   669
                                                      ---------

          Weighted average number of common
          shares as adjusted                            4,995
                                                      =========

          Diluted loss per common share                $ (.04)
                                                      =========

                      Nine months ended December 31, 1998


Basic Computation
-----------------

          Net loss per statement of operations         $ (689)
                                                      =========

          Weighted average number of common
          shares outstanding                            4,546
                                                      =========


          Basic loss per common share                  $ (.15)
                                                      =========
Diluted Computation
-------------------

          Net loss per statement of operations         $ (690)
                                                      =========

          Weighted average number of common
          shares outstanding                            4,546

          Stock options                                   120
                                                      ---------

          Weighted average number of common
          shares as adjusted                            4,666
                                                      ==========

          Diluted loss per common share                $ (.15)
                                                      ==========

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